Exhibit 99.3

OFFER TO EXCHANGE
Shares of Common Stock plus cash for
up to 3,277,500 shares of
6.25% Convertible Perpetual Preferred Stock, par value $0.001 per share
(CUSIP No. 966387201)
of
Whiting Petroleum Corporation

To Our Clients:

Enclosed for your consideration is a preliminary prospectus, dated August 17, 2010 (together with any subsequent preliminary or final prospectus, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer of Whiting Petroleum Corporation (the “Company”) to exchange up to 3,277,500 shares of 6.25% Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Preferred Stock”) for the following consideration per share of Preferred Stock: (i) 2.3033 shares of the Company’s common stock and (ii) a cash payment of $14.50 (the “Exchange Offer”).

This material is being forwarded to you as the beneficial owner of the Preferred Stock held by us for your account but not registered in your name. A tender of such Preferred Stock may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and the Letter of Transmittal.

Your instructions should be promptly forwarded to us in order to permit us to tender the Preferred Stock on your behalf in accordance with the terms and conditions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on September 15, 2010, unless extended or earlier terminated by the Company (such date and time for the Exchange Offer, as may be extended, the “Expiration Date”). Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date or, if not previously returned by the Company, after 40 business days from the commencement of the Exchange Offer if the Company has not accepted the tendered Preferred Stock for exchange by that date.

Your attention is directed to the following:

•	The Exchange Offer is for up to 3,277,500 shares of Preferred Stock.

•	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled “The Exchange Offer — Conditions to the Exchange Offer.”

•	The Company will pay all transfer taxes, if any, applicable to the exchange of Preferred Stock pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

•	The Exchange Offer will expire at 5:00 p.m., New York City time, on September 15, 2010, unless extended or earlier terminated by the Company.

IF YOU WISH TO HAVE US TENDER YOUR PREFERRED STOCK, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.

PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. IT IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER PREFERRED STOCK.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Whiting Petroleum Corporation with respect to its Preferred Stock.

This will instruct you to tender the Preferred Stock indicated below (or, if no number is indicated below, all Preferred Stock) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Preferred Stock held by you for my account as indicated below:

Preferred Stock (CUSIP No. 966387201)

☐ Please tender                     shares of Preferred Stock

☐ Please do not tender any Preferred Stock held by you for any account

Dated:                    , 2010

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

NONE OF THE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. AFTER RECEIPT OF INSTRUCTIONS TO TENDER, UNLESS OTHERWISE INDICATED WE WILL TENDER ALL THE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

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